Exhibit 1.2

ALTRIA GROUP, INC.

(the “Company”)

Debt Securities

TERMS AGREEMENT

December 18, 2008

ALTRIA GROUP, INC.

PHILIP MORRIS USA INC.

6601 West Broad Street

Richmond, Virginia 23230

Attention:	William Gifford
Vice President and Treasurer

Dear Ladies and Gentlemen:

On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement relating to Debt Securities and Warrants to Purchase Debt Securities dated as of November 4, 2008 in connection with Altria Group, Inc.’s and Philip Morris USA Inc.’s registration statement on Form S-3 (No. 333-155009) and which is incorporated herein by reference (the “Underwriting Agreement”), the following securities (“Securities”) on the following terms:

Debt Securities

Title:

7.125% Notes due 2010 (the “Notes”).

Principal Amount:

$775,000,000

Interest Rate:

7.125% per annum from December 22, 2008, payable semiannually in arrears on June 22 and December 22, commencing June 22, 2009, to holders of record on the preceding June 7 or December 7, as the case may be.

Maturity:

June 22, 2010.

Currency of Denomination:

United States Dollars ($).

Currency of Payment:

United States Dollars ($).

Form and Denomination:

Book-entry form only represented by one or more global securities deposited with The Depository Trust Company, including its participants Clearstream or Euroclear, or their respective designated custodian, in denominations of $2,000 and $1,000 integral multiples thereof.

Interest Rate Adjustment:

The interest rate payable on the Notes will be subject to adjustment from time to time if the rating assigned to the Notes by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services is downgraded (or subsequently upgraded) as and to the extent set forth under the caption “Description of Notes—Interest Rate Adjustment” in the prospectus supplement.

Change of Control:

Upon the occurrence of both (i) a change of control of the Company and (ii) the Notes ceasing to be rated investment grade by each of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Fitch Ratings within a specified period, the Company will be required to make an offer to purchase the Notes at a price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase as and to the extent set forth under the caption “Description of Notes—Repurchase Upon Change of Control Triggering Event” in the prospectus supplement.

Conversion Provisions:

None.

Optional Tax Redemption:

The Company may redeem all, but not part, of the Notes upon the occurrence of specified tax events described under the caption “Description of Notes—Redemption for Tax Reasons” in the prospectus supplement.

Option to Elect Repayment:

None.

Sinking Fund:

None.

Guarantor:

Philip Morris USA Inc.

In addition to the Events of Default set forth in the Indenture, dated as of November 4, 2008 (the “Indenture”) among the Company, the Guarantor and Deutsche Bank Trust Company Americas, as and to the extent set forth under the caption “Description of Notes—Subsidiary Guarantee” in the prospectus supplement, each of the following will constitute an Event of Default (within the meaning of the Indenture) with respect to the Notes: (i) the Guarantor or a court takes certain actions relating to bankruptcy, insolvency or reorganization of the Guarantor, and (ii) the Guarantor’s guarantee with respect to the Notes is determined to be unenforceable or invalid or for any reason ceases to be in full force and effect as permitted by the Indenture of the Guarantee Agreement, or the Guarantor repudiates its obligations under such guarantee.

Listing:

None.

Delayed Delivery Contracts:

None.

Payment of Additional Amounts:

In addition, the Company shall pay Additional Amounts to holders as and to the extent set forth under the caption “Description of Notes—Payment of Additional Amounts” in the prospectus supplement.

Purchase Price:

99.75% of the principal amount of the Notes, plus accrued interest, if any, from December 22, 2008.

Expected Reoffering Price:

100.00% of the principal amount of the Notes, plus accrued interest, if any, from December 22, 2008.

Names and Addresses of Representatives of the Several Underwriters:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

HSBC Securities (USA) Inc.

HSBC Tower 3

452 5th Avenue

New York, New York 10018

J.P. Morgan Securities Inc.

383 Madison Avenue, Floor 28

New York, New York 10179

Santander Investment Securities Inc.

45 E. 53rd Street, 14th Floor

New York, New York 10022

Scotia Capital (USA) Inc.

One Liberty Plaza

165 Broadway, 25th Floor

New York, New York 10006

The respective principal amounts of the Debt Securities to be severally purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

Except as set forth below, the provisions of the Underwriting Agreement are incorporated herein by reference and the following provisions are hereby added thereto and made a part thereof:

1. For purposes of the Underwriting Agreement, the “Applicable Time” is 4:30 P.M. New York City time, on the date of this Terms Agreement.

2. For purposes of Section 5(d)(xi) of the Underwriting Agreement, the descriptions of contracts and other documents referred to in such counsel’s opinion shall include, but not be limited to, the information appearing under the captions “The Company,” “Description of Debt

Securities,” “Description of Guarantees of Debt Securities,” “Description of Notes,” and “Underwriting” in the prospectus supplement.

3. For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company and Philip Morris USA Inc. by the Underwriters for use in the prospectus supplement consists of the following information: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” in the prospectus supplement and the information contained in the fifth and sixth paragraphs under the caption “Underwriting” in the prospectus supplement.

4. Section 5 of the Underwriting Agreement is hereby amended by adding the following additional conditions precedent:

“(l) On or prior to the date of the Terms Agreement, the Representatives, and counsel for the Underwriters, shall have received a letter from Ernst & Young LLP, UST Inc.’s independent accountants, in form and substance satisfactory to the Representatives, dated the date of the Applicable Time, confirming that as of the date of their report and during the period covered by such financial statements on which they reported, they were an independent registered public accounting firm with respect to UST Inc. within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the PCAOB and, stating, as of the date of such letter (or with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated in the Preliminary Prospectus and the Prospectus, as of a date not more than three days prior to the date of such letter), the conclusions and findings of such firm or firms with respect to the financial statements and certain financial information contained in the Registration Statement, the Prospectus and the Pricing Disclosure Package.

(m) The Representatives shall have received a letter in form and substance satisfactory to the Representatives, dated the Closing Date, of Ernst & Young LLP, UST Inc.’s independent accountants, which confirms the conclusion and findings set forth in the letter or letters of such firm delivered pursuant to the requirements of subsection (l) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for purposes of this subsection.”

The Closing will take place at 9:00 A.M., New York City time, on December 22, 2008, at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166.

The Securities will be made available for checking and packaging at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166 at least 24 hours prior to the Closing Date.

Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

Very truly yours,

BARCLAYS CAPITAL INC.

By:	/s/ James D. Glascott
Name:	James D. Glascott
Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Name:	Brian D. Bednarski
Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Anguel Zaprianov
Name:	Anguel Zaprianov
Title:	Director

By:	/s/ Peter Klosowics
Name:	Peter Klosowics
Title:	Director

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

HSBC SECURITIES (USA) INC.

By:	/s/ Karen L. Giles
Name:	Karen L. Giles
Title:	Senior Vice President

J.P. MORGAN SECURITIES INC.

By:	/s/ Maria Sramek
Name:	Maria Sramek
Title:	Executive Director

SANTANDER INVESTMENT SECURITIES INC.

By:	/s/ Luis Araneda
Name:	Luis Araneda
Title:	Managing Director

By:	/s/ Erik Deidan
Name:	Erik Deidan
Title:	Senior Vice President

SCOTIA CAPITAL (USA) INC.

By:	/s/ Keith Rodrigues
Name:	Keith Rodrigues
Title:	President and Chief Operating Officer

Acting as Representatives of the several Underwriters

Accepted:

ALTRIA GROUP, INC.

By:	/s/ William F. Gifford, Jr.
Name:	William F. Gifford, Jr.
Title:	Vice President and Treasurer

PHILIP MORRIS USA INC.

By:	/s/ Daniel J. Bryant
Name:	Daniel J. Bryant
Title:	Treasurer

Signature Page to Terms Agreement

SCHEDULE A

DEBT SECURITIES

Underwriter	Principal Amount of 7.125% Notes due 2010
Barclays Capital Inc.	$96,875,000
Citigroup Global Markets Inc.	96,875,000
Deutsche Bank Securities Inc.	96,875,000
Goldman, Sachs & Co.	96,875,000
HSBC Securities (USA) Inc.	96,875,000
J.P. Morgan Securities Inc.	96,875,000
Santander Investment Securities Inc.	96,875,000
Scotia Capital (USA) Inc.	96,875,000

Total	$775,000,000

SCHEDULE B

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: None

(b)	Issuer Free Writing Prospectuses included in the Pricing Disclosure Package: Final Term Sheet, attached as Schedule C hereto

(c)	Additional Documents Incorporated by Reference: None

SCHEDULE C

Filed Pursuant to Rule 433

Registration No. 333-155009

December 18, 2008

FINAL TERM SHEET

Dated December 18, 2008

7.125% Notes due June 22, 2010

Issuer:	Altria Group, Inc.

Guarantor:	Philip Morris USA Inc.

Offering Format:	SEC Registered

Security:	7.125% Notes due June 22, 2010

Aggregate Principal Amount:	$775,000,000

Maturity Date:	June 22, 2010

Coupon:	7.125%

Interest Payment Dates:	Semi-annually on each June 22 and December 22, commencing June 22, 2009

Price to Public:	100% of principal amount

Net Proceeds:	$773,062,500

Underwriting Discount:	0.25%

Yield:	7.125%

Settlement Date (T+2):	December 22, 2008

CUSIP / ISIN:	02209SAF0 / US02209SAF02

Anticipated Ratings:	Baa1 by Moody’s Investors Service, Inc. BBB by Standard & Poor’s Ratings Services
BBB+ by Fitch Ratings

Joint Book-Running Managers:

Barclays Capital Inc.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

HSBC Securities (USA) Inc.

J.P. Morgan Securities Inc.

Santander Investment Securities Inc.

Scotia Capital (USA) Inc.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll free at 1-888-227-2275 (ext. 2663), Citigroup Global Markets Inc. toll free at 1-877-858-5407, Deutsche Bank Securities Inc. toll free at 1-800-503-4611, Goldman, Sachs & Co. toll free at 1-866-471-2526, HSBC Securities (USA) Inc. toll free at 1-866-811-8049, J.P. Morgan Securities Inc. collect at 1-212-834-4533, Santander Investment Securities Inc. collect at 212-350-3500 and Scotia Capital (USA) Inc. toll free at 1-800-372-3930.